Exhibit 23.01

                               Consent of KPMG LLP

The Board of Directors
Telesource International, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in this prospectus.



Chicago, Illinois                                 KPMG LLP
May 17, 2001